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                                                                EXHIBIT 23.4


               CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS


     We have issued our report dated January 17, 1996 (except for Note 12, as to which the date is November 26, 1996), accompanying the financial statements of A.M. Miller & Associates, Inc. for the year ended December 31, 1995. We hereby consent to the inclusion of the above-mentioned report in this registration statement on Form S-4 of Outsourcing Solutions Inc. We also consent to the reference to our firm under the caption "Experts".

                                  /s/ Schweitzer Rubin Karon & Bremer
                                  -----------------------------------
                                      SCHWEITZER RUBIN KARON & BREMER
                                      Certified Public Accountants

April 15, 1997
Minneapolis, Minnesota